Exhibit 99.1

MRV Reports Third-Quarter 2015 Results
● Delivered GAAP net income of $0.9 million, improving $1.9 million year-over-year with gains driven by both growth and profit enhancement in Network Equipment
● Tecnonet sale on track for December close

CHATSWORTH, Calif.- Nov. 4, 2015 -MRV Communications (NASDAQ: MRVC), a global provider of packet and optical networking solutions, reported financial results for the three- and nine- months ended September 30, 2015.

“This quarter represents an inflection point for MRV in several important ways,” stated MRV President and Chief Executive Officer Mark Bonney. “The agreement we entered into for the sale of Tecnonet not only represents the divestiture of our last remaining Network Integration business at an attractive valuation, but also the proceeds will further strengthen our balance sheet and enable us to focus on the growing opportunities in our Network Equipment business.

“The investments we previously made in new product development for packet and optical networking are beginning to bear fruit. While sales cycles are long for many new applications, we are well-positioned to capture an increasing share of the growing demand for smart, scalable and flexible network solutions. Customers are recognizing the advantages of our solutions that have contributed to both a 4.5% increase in revenue and a 2.4 percentage point increase in gross margins in Network Equipment on a year-over-year basis. This growth coupled with disciplined expense management has delivered a $2.0 million profit improvement in Network Equipment, turning a $0.8 million loss in the prior year into a $1.2 million GAAP net income this quarter. Additionally, we have further strengthened our team and capabilities to capitalize on the attractive growth opportunities as a network equipment solutions pure-play,” concluded Mr. Bonney.

Recent Key Accomplishments

•
Executed an agreement for the sale of Tecnonet S.p.A., with the closing expected to occur shortly after the special meeting of stockholders which is scheduled for December 1st. Consistent with the agreement, Tecnonet has repaid an intercompany loan of €4.0 million (approximately $4.5 million) to MRV with the proceeds of external financing which will be assumed by the buyer at closing. In addition, at closing, MRV will receive the cash purchase price of €15.6 million (approximately $17.7 million). The closing is subject to customary closing conditions, including stockholder approval, and the final consideration is subject to a post-closing adjustment.

•	Continued to gain traction with OptiDriver®, increasing to 77 cumulative customers, more than half of which are new optical transport customers for MRV.

•	Implemented OptiPacket® in a regional carrier network, completing the first full deployment of MRV’s packet and optical solution suite and validating the company’s end-to-end solutions model.

•	Enhanced capabilities with significant releases for all major products, including:

◦	Two single slot 100G transponder modules for OptiDriver enabling MRV to double the density for 100G applications, such as data center interconnect;

◦	New software for OptiPacket enabling the new 100G/10G combination interface module, as well as support for additional Carrier Ethernet and high availability features; and

◦	A major Pro-Vision® release enhancing support for OptiPacket, providing full-service orchestration across the MRV portfolio and adding new optical monitoring tools.

Third Quarter 2015 Results as compared to Third Quarter 2014

•	Consolidated: Network Equipment, Network Integration and Corporate

◦
Total revenue was $37.3 million, compared to $43.2 million. The decline is attributable to the Network Integration business including the negative impact of foreign exchange rates on Tecnonet’s business in Italy. When calculated on a constant currency basis total revenue would have been $40.1 million.

◦	Total GAAP net income improved $1.9 million to $0.9 million, or $0.13 per diluted share, from a net loss of $1.0 million, or $0.14 per share.

◦	Total non-GAAP net income improved $2.4 million to $1.7 million, or $0.25 per diluted share, from a non-GAAP net loss of $0.7 million, or $0.09 per share.

•	Network Equipment (NE)

◦	NE revenue of $22.9 million increased 4.5%, compared to $21.9 million.

◦	NE gross margin increased to 52.7% from 50.3%, reflecting a favorable product and geographical mix, plus the positive impacts of supply chain optimization.

◦
NE operating expenses decreased to $10.8 million, or 47.2% of revenue, from $12.0 million, or 54.7% of revenue, reflecting improved efficiencies while maintaining the ongoing commitment to develop, market and support a differentiated product road map.

◦	NE GAAP operating income improved $2.2 million to $1.3 million, from an operating loss of $0.9 million.

◦	NE non-GAAP operating income improved by $2.3 million to $1.5 million, from an operating loss of $0.8 million.

◦	NE GAAP net income improved by $2.0 million to $1.2 million, from a net loss of $0.8 million.

◦	NE non-GAAP net income improved by $2.1 million to $1.5 million, from a net loss of $0.6 million.

A reconciliation of the non-GAAP measures to GAAP measures is provided in the attached table.

Year-to-date September 30, 2015 Results as compared to year-to-date September 30, 2014

•	Consolidated: Network Equipment, Network Integration and Corporate

◦	Total revenue was $118.8 million, compared to $128.6 million. Total revenue would have been $129.6 million when calculated on a constant currency basis.

◦	Total GAAP net loss improved by $7.1 million to $0.5 million, or $0.07 per share, from $7.5 million, or $1.03 per share.

◦	Total non-GAAP net income improved by $7.2 million to $1.5 million, or $0.21 per diluted share, compared to a net loss of $5.7 million, or $0.78 per share.

•	Network Equipment (NE)

◦	NE revenue of $69.6 million increased 5.5%, compared to $66.0 million.

◦	NE GAAP net income improved by $6.3 million to $1.1 million, from a net loss of $5.2 million.

◦	NE non-GAAP net income improved by $6.1 million to $1.8 million, from a net loss of $4.3 million.

Cash Flow Highlights
At September 30, 2015, cash and equivalents were $19.9 million, compared to $13.5 million at June 30, 2015 and $22.4 million at December 31, 2014. During the quarter, the company generated $6.4 million in cash, including $4.3 million from operations. From January 1, 2015 through September 30, 2015, the company used $4.9 million to repurchase 502,000 shares and $2.5 million to retire short-term debt.

Conference Call Information:
MRV Communication's third quarter 2015 financial results conference call is scheduled to take place on Nov. 4, 2015 at 5:00 p.m. ET. To access the call in the U.S. please dial 1-888-503-8175, and for international calls dial 1-719-325-2458 approximately 10 minutes prior to the start of the conference. The conference ID is 559345. The conference call will also be broadcast live at www.mrv.com where it will be available for replay for 90 days. In addition, a replay will be available via telephone for one business day, beginning two hours after the call. To listen to the replay, in the U.S. please dial 1-877-870-5176, and internationally dial 1-858-384-5517. The access code is 559345.

About MRV Communications
MRV Communications is a global supplier of packet and optical solutions that power the world’s largest networks. MRV products combine innovative hardware with intelligent software to make networks smarter, faster and more efficient. Dedicated to the continued success of our customers, MRV enables service providers, data center operators and large enterprises to cost-effectively evolve their networks to address mission-critical applications, such as high-capacity cloud and data center connectivity, business services, mobile backhaul and the migration to virtualized and programmable networks. Founded in 1988, MRV is headquartered in Southern California with additional marketing, research and development facilities outside of Boston and in Israel. For more information please visit www.mrv.com.

Additional Information:

The closing of the Tecnonet transaction is expected to occur in December 2015, and is subject to customary closing conditions, as well as the approval of MRV’s stockholders.

In connection with the proposed sale of Tecnonet S.p.A., the Company has filed a proxy statement and other materials with the Securities and Exchange Commission (“SEC”). THE COMPANY URGES INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors may obtain free copies of the proxy statement (when available) as well as other filed documents containing information about the Company at http://www.sec.gov, the SEC’s free Internet site.

The Company and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed transaction. Information regarding the executive officers and directors of the Company will be included in the proxy statement to be filed with the SEC with respect to the Company’s upcoming special meeting of stockholders. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

Non-GAAP Measures
The company uses certain non-GAAP financial measures in this press release to supplement its consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP measures include non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP basic and diluted income (loss) per share. The company's non-GAAP financial measures exclude the impact of stock-based compensation expense, fair value adjustments, litigation costs, severance and related restructuring costs, costs related to the sale of Tecnonet S.p.A. and other non-recurring expenses, which the company believes are not indicative of its core operating results. The company used these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. These non-GAAP measures should not be viewed in isolation from or as a substitute for the company's financial results in accordance with GAAP. A reconciliation of GAAP to non-GAAP measures is attached to this press release.

Certain revenue information is presented on a constant currency basis. The company presents this supplemental revenue information, because it believes doing so facilitates a comparison of its operating results from period to period without regard to changes resulting solely from fluctuations in currency rates. The company calculates constant currency revenue growth by comparing current-period revenues to prior-period revenues with both periods converted at the U.S. Dollar/local currency average foreign exchange rate for each month of the prior period for the currencies in which it does business.

Forward Looking Statements
This press release may contain statements regarding future financial and operating results of MRV, management's assessment of business trends, and other statements about management's future expectations, beliefs, goals, plans or prospects and those of the market segments in which MRV is engaged that are based on management's current expectations, estimates, forecasts and projections about MRV and its consolidated businesses and the respective market segments in which MRV's businesses operate, in addition to management's assumptions. Statements in this press release regarding MRV's future financial and operating results, which are not statements of historical facts, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "appear," "believe," "estimate," "expect," "intend," "may," "should," "plan," "project," "contemplate," "target," "foresee," "goal," "likely," "will," and "would" or variations of such words and similar expressions, are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance nor guarantees that the events anticipated will occur or expected conditions will remain the same or improve. These statements involve certain risks, uncertainties and assumptions, the likelihood of which are difficult to assess and may not occur, including risks that each of its business segments may not make the expected progress in its respective market, or that management's long-term strategy may not achieve the expected results. Therefore, actual outcomes, performance and results may differ from what is expressed or forecast in such forward-looking statements, and such differences may vary materially from current expectations.

For further information regarding risks and uncertainties associated with MRV's businesses, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" sections of MRV's SEC filings, including, but not limited to its annual report on Form 10-K for the year ended December 31, 2014, copies of which may be obtained by contacting MRV's investor relations department or by visiting MRV's website at http://www.mrv-corporate.com or the SEC's EDGAR website at http://www.sec.gov. All information in this release is as of November 4, 2015 unless otherwise stated. MRV undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MRV's expectations.

IR Contact: Cathy Mattison/Kirsten Chapman, LHA, (415) 433-3777, ir@mrv.com

MRV Communications, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Revenue:
Product revenue	$26,850	$31,196	$86,337	$93,411
Service revenue	10,425	11,974	32,425	35,201
Total revenue	37,275	43,170	118,762	128,612
Cost of Revenue:
Cost of product	14,969	20,560	52,804	60,672
Cost of services	7,627	7,894	22,311	25,191
Total cost of revenue	22,596	28,454	75,115	85,863
Gross profit	14,679	14,716	43,647	42,749
Operating expenses:
Product development and engineering	4,900	5,060	15,335	16,030
Selling, general and administrative	8,593	10,080	27,134	32,118
Total operating expenses	13,493	15,140	42,469	48,148
Operating Income (loss)	1,186	(424)	1,178	(5,399)
Interest expense	(52)	(116)	(151)	(306)
Other income (expense), net	202	227	(99)	(160)
Income (loss) before provision for income taxes	1,336	(313)	928	(5,865)
Provision for income taxes	450	727	1,390	1,659
Net Income (loss)	$886	$(1,040)	$(462)	$(7,524)

Net income (loss) per share — basic	$0.13	$(0.14)	$(0.07)	$(1.03)
Net income (loss) per share — diluted	$0.13	$(0.14)	$(0.07)	$(1.03)

Weighted average number of shares:
Basic	6,978	7,362	7,032	7,335
Diluted	7,014	7,362	7,032	7,335

MRV Communications, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except par values)
(unaudited)

	September 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$19,914	$22,422
Restricted time deposits	190	235
Accounts receivable, net	36,930	43,513
Other receivables	9,596	11,012
Inventories, net	20,070	21,683
Income taxes receivable	251	558
Deferred income taxes	689	535
Other current assets	5,595	5,454
Total current assets	93,235	105,412
Property and equipment, net	4,603	4,890
Deferred income taxes	1,871	2,105
Intangible assets, net	1,214	1,364
Other assets	678	801
Total assets	$101,601	$114,572

Liabilities and stockholders' equity
Current liabilities:
Short-term debt	$2,887	$5,402
Deferred consideration payable	233	233
Accounts payable	22,006	24,327
Accrued liabilities	13,854	14,545
Deferred revenue	13,317	13,527
Other current liabilities	235	297
Total current liabilities	52,532	58,331
Other long-term liabilities	4,603	5,271
Commitments and contingencies

Stockholders' equity:
Preferred Stock, $0.01 par value: Authorized — 1,000 shares; no shares issued or outstanding	—	—
Common Stock, $0.0017 par value:
Authorized — 16,000 shares
Issued — 8,330 shares in 2015 and 8,242 shares in 2014
Outstanding — 6,972 shares in 2015 and 7,386 in 2014	270	270
Additional paid-in capital	1,285,409	1,284,483
Accumulated deficit	(1,220,954)	(1,220,492)
Treasury stock — 1,359 shares in 2015 and 856 shares in 2014	(15,355)	(10,412)
Accumulated other comprehensive loss	(4,904)	(2,879)
Total stockholders' equity	44,466	50,970
Total liabilities and stockholders' equity	$101,601	$114,572

MRV Communications, Inc.
Segmented Operating Data
(In thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue
Network Equipment	$22,974	$21,979	$69,787	$66,131
Network Integration	14,343	21,237	49,126	62,644
Total before intersegment adjustments	37,317	43,216	118,913	128,775
Intersegment adjustments	(42)	(46)	(151)	(163)
Total	$37,275	$43,170	$118,762	$128,612

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Gross profit
Network Equipment	$12,113	$11,062	$35,616	$33,007
Network Integration	2,567	3,654	8,031	9,742
Total before intersegment adjustments	14,680	14,716	43,647	42,749
Intersegment adjustments	(1)	—	—	—
Total	$14,679	$14,716	$43,647	$42,749

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Operating Expenses
Network Equipment	$10,836	$12,016	$34,017	$38,302
Network Integration	1,313	1,892	4,739	5,431
Total before intersegment adjustments	12,149	13,908	38,756	43,733
Corporate unallocated operating expenses and adjustments	1,344	1,232	3,713	4,415
Total	$13,493	$15,140	$42,469	$48,148

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Operating Income (loss)
Network Equipment	$1,277	$(953)	$1,599	$(5,296)
Network Integration	1,254	1,762	3,292	4,311
Total before intersegment adjustments	2,531	809	4,891	(985)
Corporate unallocated operating loss and adjustments	(1,345)	(1,233)	(3,713)	(4,414)
Total	$1,186	$(424)	$1,178	$(5,399)

Non-GAAP reconciliation
Three Months Ended September 30, 2015 and 2014
(Unaudited, in thousands except per share data)

	Consolidated amounts		Network Equipment		Network Integration
	2015	2014	2015	2014	2015	2014
Revenue:
GAAP revenue	$37,275	$43,170	$22,932	$21,933	$14,343	$21,237
Cost of revenue
GAAP cost of revenue	22,596	28,454	10,820	10,871	11,776	17,583
Stock-based charges	(35)	(34)	(35)	(34)	—	—
Non-GAAP adjusted cost of revenue	$22,561	$28,420	$10,785	$10,837	$11,776	$17,583

Gross profit:
GAAP gross profit	$14,679	$14,716	$12,112	$11,062	$2,567	$3,654
Stock-based charges	35	34	35	34	—	—
Non-GAAP adjusted gross profit	$14,714	$14,750	$12,147	$11,096	$2,567	$3,654

Operating expenses:
GAAP Product development and engineering	$4,900	$5,060	$4,900	$5,060	$—	$—
Stock-based charges	(68)	(49)	(68)	(49)	—	—
Non-GAAP Product development and engineering	$4,832	$5,011	$4,832	$5,011	$—	$—

GAAP Selling, general & administrative	7,247	8,848	5,934	6,956	1,313	1,892
Stock-based charges	(89)	(87)	(80)	(81)	(9)	(6)
Severance	(63)	4	(63)	4	—	—
Litigation costs	(44)	—	—	—	(44)	—
Divestiture costs	(45)	—	—	—	(45)	—
Non-GAAP Selling, general & administrative	$7,006	$8,765	$5,791	$6,879	$1,215	$1,886

GAAP Corporate charges (1)	1,346	1,232	—	—	—	—
Stock-based charges	(133)	(61)	—	—	—	—
Severance	—	(136)	—	—	—	—
Litigation costs	—	—	—	—	—	—
Divestiture costs	(385)	—	—	—	—	—
Non-GAAP Corporate charges	$828	$1,035	$—	$—	$—	$—
GAAP operating expenses	$13,493	$15,140	$10,834	$12,016	$1,313	$1,892
Non-GAAP operating expenses	$12,666	$14,811	$10,623	$11,890	$1,215	$1,886

GAAP operating income (loss) (1)	$1,186	$(424)	$1,278	$(954)	$1,254	$1,762
Stock-based charges	325	231	183	164	9	6
Severance	63	132	63	(4)	—	—
Litigation costs	44	—	—	—	44	—
Divestiture costs	430	—	—	—	45	—
Non-GAAP adjusted operating income (loss)	$2,048	$(61)	$1,524	$(794)	$1,352	$1,768

Non-GAAP reconciliation
(continued)
Three Months Ended September 30, 2015 and 2014
(Unaudited, in thousands except per share data)

	Consolidated amounts		Network Equipment		Network Integration
	2015	2014	2015	2014	2015	2014
Net Income (loss) (1)
GAAP net income (loss)	$886	$(1,040)	$1,212	$(785)	$838	$801
Stock-based charges	325	231	183	164	9	6
Severance	63	132	63	(4)	—	—
Litigation costs	44	—	—	—	44	—
Divestiture costs	430	—	—	—	45	—
Income tax impact	(18)	—	—	—	(18)	—
Non-GAAP adjusted net income (loss)	$1,730	$(677)	$1,458	$(625)	$918	$807

Weighted average number of shares - Basic	6,978	7,362
GAAP EPS - Basic	$0.13	$(0.14)
Non-GAAP EPS - Basic	$0.25	$(0.09)
Weighted average number of shares - Diluted	7,014	7,362
GAAP EPS - Diluted	$0.13	$(0.14)
Non-GAAP EPS - Diluted	$0.25	$(0.09)

(1)
Consolidated amounts presented in the above tables include corporate unallocated operating expenses and intersegment adjustments which are not reflected in Network Equipment or Network Integration, therefore amounts may not total.

Non-GAAP reconciliation
Nine Months Ended September 30, 2015 and 2014
(Unaudited, in thousands except per share data)

	Consolidated amounts		Network Equipment		Network Integration
	2015	2014	2015	2014	2015	2014
Revenue:
GAAP revenue	$118,762	$128,612	$69,636	$65,968	$49,126	$62,644
Cost of revenue
GAAP cost of revenue	75,115	85,863	34,020	32,961	41,095	52,902
Stock-based charges	(90)	(87)	(90)	(87)	—	—
Non-GAAP adjusted cost of revenue	$75,025	$85,776	$33,930	$32,874	$41,095	$52,902

Gross profit:
GAAP gross profit	$43,647	$42,749	$35,616	$33,007	$8,031	$9,742
Stock-based charges	90	87	90	87	—	—
Non-GAAP adjusted gross profit	$43,737	$42,836	$35,706	$33,094	$8,031	$9,742

Operating expenses:
GAAP Product development and engineering	$15,335	$16,030	$15,335	$16,030	$—	$—
Stock-based charges	(161)	(122)	(161)	(122)	—	—
Non-GAAP Product development and engineering	$15,174	$15,908	$15,174	$15,908	$—	$—

GAAP Selling, general & administrative	23,421	27,703	18,682	22,272	4,739	5,431
Stock-based charges	(215)	(217)	(191)	(203)	(24)	(14)
Severance	(312)	(468)	(312)	(468)	—	—
Litigation costs	(519)	(82)	—	(82)	(519)	—
Divestiture costs	(45)	—	—	—	(45)	—
Non-GAAP Selling, general & administrative	$22,330	$26,936	$18,179	$21,519	$4,151	$5,417

GAAP Corporate charges (1)	3,713	4,415	—	—	—	—
Stock-based charges	(316)	(280)	—	—	—	—
Severance	(37)	(136)	—	—	—	—
Litigation costs	(4)	(96)	—	—	—	—
Divestiture costs	(443)	—	—	—	—	—
Warrant revaluation charges	—	(406)	—	—	—	—
Non-GAAP Corporate charges	$2,913	$3,497	$—	$—	$—	$—
GAAP operating expenses	$42,469	$48,148	$34,017	$38,302	$4,739	$5,431
Non-GAAP operating expenses	$40,417	$46,341	$33,353	$37,427	$4,151	$5,417

GAAP operating income (loss) (1)	$1,178	$(5,399)	$1,599	$(5,295)	$3,292	$4,311
Stock-based charges	782	706	442	412	24	14
Severance	349	604	312	468	—	—
Litigation costs	523	178	—	82	519	—
Divestiture costs	488	—	—	—	45	—
Warrant revaluation charges	—	406	—	—	—	—
Non-GAAP adjusted operating income (loss)	$3,320	$(3,505)	$2,353	$(4,333)	$3,880	$4,325

Non-GAAP reconciliation
(continued)
Nine Months Ended September 30, 2015 and 2014
(Unaudited, in thousands except per share data)

	Consolidated amounts		Network Equipment		Network Integration
	2015	2014	2015	2014	2015	2014
Net Income (loss) (1)
GAAP net income (loss)	$(462)	$(7,524)	$1,083	$(5,214)	$2,046	$1,696
Stock-based charges	782	706	442	412	24	14
Severance	349	604	312	468	—	—
Litigation costs	523	178	—	82	519	—
Divestiture costs	488	—	—	—	45	—
Warrant revaluation charges	—	406	—	—	—	—
Income tax impact	(209)	(71)	—	(33)	(208)	—
Non-GAAP adjusted net income (loss)	$1,471	$(5,701)	$1,837	$(4,285)	$2,426	$1,710

Weighted average number of shares - Basic	7,032	7,335
GAAP EPS - Basic	$(0.07)	$(1.03)
Non-GAAP EPS - Basic	$0.21	$(0.78)
Weighted average number of shares - Diluted	7,039	7,335
GAAP EPS - Diluted	$(0.07)	$(1.03)
Non-GAAP EPS - Diluted	$0.21	$(0.78)

(1)
Consolidated amounts presented in the above tables include corporate unallocated operating expenses and intersegment adjustments which are not reflected in Network Equipment or Network Integration, therefore amounts may not total.